EXECUTION VERSION

DATE 4 October 2019

(1)    ALTIFY LIMITED ON BEHALF OF THE PERSONS WHOSE NAMES AND ADDRESSES ARE SET OUT IN SCHEDULE 1
(2)    POWERSTEERING SOFTWARE LIMITED
(3)    ALTIFY IRELAND LIMITED
(4) ROY ENRIGHT (AS SELLERS' REPRESENTATIVE)

ALTIFY UK SHARE PURCHASE AGREEMENT relating to the acquisition of certain of the issued share capital of ALTIFY IRELAND LIMITED

Pillsbury Winthrop Shaw Pittman LLP
Tower 42, Level 21
25 Old Broad Street
London EC2N 1HQ

TABLE OF CONTENTS
Page
1.DEFINITIONS AND INTERPRETATION    2
2.SALE AND PURCHASE    3
3.CONSIDERATION    4
4.COMPLETION    4
5.WARRANTIES    5
6.ANNOUNCEMENTS AND CONFIDENTIALITY    6
7.SELLERS' REPRESENTATIVE    7
8.VOTING POWER OF ATTORNEY    8
9.INDEMNITY FOR LOST SHARE CERTIFICATES    9
10.ASSIGNMENT    9
11.NOTICES    10
12.GENERAL    11
13.ENTIRE AGREEMENT    12
14.GOVERNING LAW AND JURISDICTION    12

Schedule
1.    The Altify UK Beneficial Owners

i

ALTIFY UK SHARE PURCHASE AGREEMENT
DATE:    4 October 2019
BETWEEN:

(1)
ALTIFY LIMITED, a company registered under the laws of England and Wales with registered number 05160093 whose registered office is at 5th Floor, 6 St Andrew Street, London, EC4A 3AE (the “Nominee”) on behalf of THE PERSONS whose names and addresses are set out in column (1) of Schedule 1 (together the “Altify UK Beneficial Owners” and each a “Altify UK Beneficial Owner”);

(2)
POWERSTEERING SOFTWARE LIMITED, a private company registered under the laws of England and Wales with registered number 5587016 whose registered office is at 16 Great Queen Street, Covent Garden, London, WC2B 5AH (the “Buyer”);

(3)	ALTIFY IRELAND LIMITED, a company incorporated under the laws of Ireland with registered number 406845 (the “Company”); and

(4)	ROY ENRIGHT of 31 Waltham Terrace, Blackrock, Dublin, Ireland (the "Sellers' Representative"),
each a Party and, together, the Parties.
INTRODUCTION:

(A)	The Nominee is the legal owner and registered holder of all Altify UK Shares.

(B)	Each Altify UK Beneficial Owner is the beneficial owner of that number of shares in the capital of the Company set out in column (3) of Schedule 1.

(C)
The Nominee has been granted a power of attorney by each Altify UK Beneficial Owner to sell, and the Buyer has agreed to purchase, the Altify UK Shares, in each case on the terms and subject to the conditions of this Agreement.

AGREEMENT:

1.	DEFINITIONS AND INTERPRETATION

1.1
The Introduction and Schedules form part of this Agreement and have the same force and effect as if set out in the body of this Agreement. Any reference to this Agreement includes the Introduction and Schedules.

1.2	In this Agreement, unless expressly stated otherwise, capitalised terms have the meanings assigned to them in the Majority SPA and the capitalised terms set out below have the following meanings:
Agreement: this share purchase agreement, including the Introduction and the Schedules;
Altify UK Consideration: has the meaning given in Clause 3.1;
Altify UK Shares: the ordinary shares of €0.00001 each in the capital of the Company set out in column (3) of Schedule 1;
Company’s Bank Account: Bank Name: Allied Irish Bank, IBAN: IE52AIBK93006717802875, SWIFT Code: AIBK2D;
Completion: completion of the sale and purchase of the Altify UK Shares in accordance with Clause 3.3;
Completion Date: the date of this Agreement;
Majority Sellers: the sellers under the Majority SPA;
Majority SPA: the agreement between the Majority Sellers (as defined therein) and the Buyer dated the date of this Agreement pursuant to which the Majority Sellers agreed to transfer certain shares in the capital of the Company to the Buyer; and
Nominee Agreement: the terms of management of shares entered into by each Altify UK Beneficial Owner as holder and Altify Limited as Nominee pursuant to which the Nominee holds shares in the capital of the Company on trust for the Altify UK Beneficial Owners.

1.3	The rules of interpretation as set out in Clause 1.3 of the Majority SPA shall apply to this Agreement as if contained in this Agreement.

2.	SALE AND PURCHASE

2.1
Each Altify UK Beneficial Owner shall procure the transfer of the legal interest by the Nominee and sell the beneficial interest in the Altify UK Beneficial Owner’s Altify UK Shares free from all Encumbrances, and the Buyer shall purchase, that number of Altify UK Shares listed opposite such Altify UK Beneficial Owner's name in column (3) of Schedule 1 with effect from the Completion Date together with all rights attached or accruing to such Altify UK Shares at the date of this Agreement (including, without limitation, the right to receive any dividend, distribution or return of capital declared, paid or made on or after the date of this Agreement).

2.2	The Buyer will not be obliged to complete the purchase of any of the Altify UK Beneficial Owners' Altify UK Shares unless:

2.2.1	the purchase of all of the Majority Sellers' Shares;

2.2.2	the purchase of all of the Minority Shares;

2.2.3	the purchase of all of the Altify UK Shares;

2.2.4	the purchase of all of the Option Shares,

2.2.5	the purchase of all of the Áine Denn Shares,
is completed simultaneously.

2.3
Each Altify UK Beneficial Owner undertakes in respect of his/her/its own respective shareholding to procure the waiver of all pre-emption and similar rights over his/her/its own Altify UK Shares or any of them to which any person may be entitled under the constitution of the Company or otherwise in relation to the sale and purchase of the same under this Agreement.

2.4	Simultaneously with Completion the Buyer will purchase the Majority Shares pursuant to the Majority SPA.

2.5	Simultaneously with Completion the Buyer will purchase the Option Shares pursuant to the Option SPA.

2.6	Simultaneously with Completion the Buyer will purchase the Minority Shares pursuant to the Short Form SPA.

2.7	Simultaneously with Completion the Buyer will purchase the Áine Denn Shares pursuant to the Áine Denn SPA.

3.	CONSIDERATION

3.1	The total aggregate consideration for the purchase of the Altify UK Shares under this Agreement shall be $1,128,237 (the “Altify UK Consideration”).

3.2
The Altify UK Consideration shall be satisfied by payment by the Buyer to each Altify UK Beneficial Owner (through payments to the Company as agent) of the amount of Altify UK Consideration as set out against each Altify UK Beneficial Owner’s name in column (4) of Schedule 1 payable on Completion.

3.3	Each of the Altify UK Beneficial Owners hereby acknowledges and agrees that:

3.3.1	all amounts payable under Clause 3.2 above shall be apportioned among the Altify UK Beneficial Owners in accordance with Schedule 1, column (4); and

3.3.2
such apportionment shall be valid and binding on all Altify UK Beneficial Owners notwithstanding the provisions of the articles of association of the Company, to the extent of any inconsistencies therewith, and that neither the Buyer nor the Company shall be concerned with, and shall have no liability in respect of, such apportionment.

4.	COMPLETION

4.1	Completion shall take place on the Completion Date when the Altify UK Beneficial Owners, the Nominee and the Buyer shall comply with their respective obligations as specified in Clauses 4.2 and 4.3.

4.2	On Completion, the Nominee shall deliver to the Buyer:

4.2.1	a counterpart of this Agreement, duly executed by the Nominee for and on behalf of each Altify UK Beneficial Owner; and

4.2.2	a stock transfer form in the name of the Buyer in respect of all the Altify UK Shares, duly executed by the Nominee, and each Altify UK Beneficial Owner irrevocably and unconditionally authorises the directors of the Company or the Sellers’ Solicitors to, where appropriate, date such documents on the Completion Date and to deliver such documents to the Buyer at Completion.

4.3	On Completion, the Buyer shall pay to the Company’s Bank Account an amount equal to the Altify UK Consideration for distribution by the Company among the Altify UK Beneficial Owners.

4.4
The performance by the Altify UK Beneficial Owners and the Nominee of their respective obligations under Clause 4.2 shall be a condition precedent to the performance by the Buyer of its obligation under Clause 4.3 to the extent that, if the Altify UK Beneficial Owners, the Nominee or any of them shall fail or shall be unable to perform any of their obligations under Clause 4.2, the Buyer shall at its option (and without prejudice to any other remedies or rights which it may have against the Altify UK Beneficial Owners or any of them in respect of such non-performance) cease to be liable to perform its obligations under Clause 4.3 provided however that the Buyer will not have any right to seek the rescission of this Agreement.

5.	WARRANTIES

5.1
Each of the Altify UK Beneficial Owners warrants to the Buyer, in respect of himself/herself//itself only, that each of the following warranties is true and accurate in all respects and not misleading as at the Completion Date:

5.1.1	such Altify UK Beneficial Owner has granted the Nominee a power of attorney to enter into this Agreement under the terms of the Nominee Agreement;

5.1.2
such Altify UK Beneficial Owner has full power to enter into and perform his/her/its obligations under this Agreement and all the documents in the Agreed Form to be executed by him/her/it and this Agreement constitutes, and each such Agreed Form document when executed will constitute, binding obligations of such Altify UK Beneficial Owner in accordance with its terms;

5.1.3
the execution and delivery of this Agreement and any of the Agreed Form documents to be executed by the Nominee on behalf of such Altify UK Beneficial Owner and the performance of and compliance by such Altify UK Beneficial Owner with its and their terms and provisions will not:

(a)
conflict with or result in a breach of, or constitute a default under, any agreement or instrument to which such Altify UK Beneficial Owner is a party or by which such Altify UK Beneficial Owner is bound; or

(b)	conflict with or result in a breach of any applicable law, regulation, order, writ, injunction or decree of any court or agency to which the Altify UK Beneficial Owner is subject;

5.1.4	such Altify UK Beneficial Owner is not party to any agreement or bound by any obligation the terms of which will prevent the Buyer from enjoying the full benefit of this Agreement;

5.1.5	such Altify UK Beneficial Owner’s Altify UK Shares are legally owned by the Nominee;

5.1.6	such Altify UK Beneficial Owner's Altify UK Shares are beneficially owned by such Altify UK Beneficial Owner free from all Encumbrances (other than as set out in the Company’s constitution); and

5.1.7
neither such Altify UK Beneficial Owner nor, so far as the Altify UK Beneficial Owner is aware, any person connected with such Altify UK Beneficial Owner has any interest, direct or indirect, in any business other than that now carried on by the Company which is or is likely to be or become competitive with the business of the Company.

6.	RELEASE BY ALTIFY UK BENEFICIAL OWNERS

6.1
Each of the Altify UK Beneficial Owners confirms that he/she/it has no claim (whether in respect of any breach of contract, compensation for loss of office or monies due to him/her/it or on any account whatsoever) outstanding against the Company or any Subsidiary or against any of the shareholders, directors, officers, employees of the Company or any Subsidiary and that no agreement or arrangement (including any contract of employment) is outstanding under which the Company or any Subsidiary or any of such persons has or could have any obligation of any kind to him/her/it, except:

6.1.1	as may arise under the terms of this Agreement;

6.1.2
in the case of certain Altify UK Beneficial Owners as may arise under the contracts of employment or service agreements of such Altify UK Beneficial Owners with the Company or the Subsidiaries (as the case may be);

6.1.3
in relation to the accrual of any remuneration (of any kind, including salary, commission, bonus payments and pension contributions) to the relevant Altify UK Beneficial Owners in accordance with their contracts of employment or service agreements with the Company or the Subsidiaries, in each case in respect of the latest relevant remuneration period; and

6.1.4
any amounts due to any of the relevant Altify UK Beneficial Owners in respect of the reimbursement of expenses in accordance with the terms of their contract of employment or service agreements with the Company or the Subsidiaries and the Company’s or Subsidiaries' expenses policy.

6.2
To the extent that any such claim or obligation exists or may exist, each of the Altify UK Beneficial Owners irrevocably and unconditionally waives such claim or obligation and releases the Company and each Subsidiary and any such other persons from any liability whatsoever in respect of such claim or obligation.

7.	ANNOUNCEMENTS AND CONFIDENTIALITY

7.1
Subject to the provisions of Clause 7.2, no Party shall issue any press release or publish any circular to shareholders or any other public document or make any statement or disclosure to any person who is not a Party (including any document, statement or disclosure published, issued or made by the Altify UK Beneficial Owners or any of them to any supplier to or customer of the Company or any of the Subsidiaries) in each case relating to this Agreement, its terms or the matters contained in it, without obtaining the prior written approval of the Buyer and the Sellers’ Representative to its contents and the manner and extent of its presentation and publication or disclosure (such approval not to be unreasonably withheld or delayed or made subject to unreasonable conditions).

7.2	The provisions of Clause 7.1 do not apply to:

7.2.1	any announcement relating to or connected with or arising out of this Agreement required to be made by any Party:

(a)	by virtue of the regulations of the US Securities and Exchange Commission; or

(b)	by any court or governmental or administrative authority competent to require the same; or

7.2.2	by any applicable law or regulation;

7.2.3
any statement or disclosure made in good faith by any Altify UK Beneficial Owner, the Buyer, the Company or any of the Subsidiaries after Completion for its legitimate corporate purposes, including in connection with any civil, criminal, regulatory or arbitration proceedings in any jurisdiction brought or threatened by or against it in relation to the Agreement, the documents in the Agreed Form and any other documents referred to in it or them;

7.2.4
any document, statement or disclosure published, issued or made by the Buyer, the Company or any of the Subsidiaries after Completion to any supplier to or customer of the Company or of any of the Subsidiaries;

7.2.5	any disclosure made by a Party to its professional advisers, provided that such disclosure is made under obligations of confidentiality; or

7.2.6	any document, statement or disclosure made by the Buyer after Completion to any person to whom it proposes to assign its rights under this Agreement or who is otherwise contemplated by Clause 10.

8.	SELLERS' REPRESENTATIVE

8.1
Each Altify UK Beneficial Owner irrevocably and unconditionally appoints the Sellers' Representative (and any replacement Sellers' Representative from time to time) as his agent to negotiate, determine, agree and settle any dispute or matter between the Sellers (or any group of them) and the Buyer arising out of or in connection with this Agreement where this Agreement confers such responsibility on the Sellers' Representative. As the representative of the Altify UK Beneficial Owners under this Agreement and/or any Transaction Document, the Sellers' Representative shall act as the agent for all Altify UK Beneficial Owners, shall have authority to bind each such Altify UK Beneficial Owner in accordance with this Agreement, and the Buyer may rely on such appointment and the Sellers’ Representative’s authority to bind the Altify UK Beneficial Owners until the receipt by the Buyer of notice of the appointment of a successor Sellers' Representative.

8.2
The Altify UK Beneficial Owners confirm that the Buyer may rely exclusively upon, without independent verification or investigation, all decisions, communications or writings made, given or executed by the Sellers' Representative in connection with this Agreement and/or any Transaction Document. The Buyer is entitled to deal exclusively with the Sellers' Representative on all matters relating to this Agreement and/or any Transaction Document and any action taken or not taken or decisions, communications or writings made, given or executed by the Sellers' Representative, for or on behalf of any Altify UK Beneficial Owner, shall be deemed an action taken or not taken or decisions, communications or writings made, given or executed by such Altify UK Beneficial Owner. Any notice or communication delivered by the Buyer to the Sellers' Representative shall be deemed to have been delivered to all relevant Sellers.

8.3
The Sellers' Representative shall have no liability to the Buyer for any default under this Agreement and/or Transaction Document by any Altify UK Beneficial Owner. Except for fraud, criminal activity, gross negligence or wilful misconduct in his capacity as Sellers' Representative on his part, the Sellers' Representative shall have no liability to any Altify UK Beneficial Owner under this Agreement and/or under any Transaction Document for any action or omission by the Sellers' Representative on behalf of the Altify UK Beneficial Owners.

8.4
The Sellers' Representative shall be entitled to retain counsel and to incur such costs and expenses as the Sellers' Representative deems to be necessary or appropriate in connection with the performance of his obligations under this Agreement and/or under any Transaction Document and the Sellers' Representative shall be reimbursed for all such costs and expenses (including reasonable attorneys' fees and expenses) by the Altify UK Beneficial Owners.

8.5
All of the immunities and powers granted to the Sellers' Representative under this Agreement shall survive the Completion Date and/or any termination of any Transaction Document. The grant of authority provided for herein (i) is coupled with an interest and shall be irrevocable and survive the death, incompetency, bankruptcy, dissolution, winding up or liquidation of any of the Altify UK Beneficial Owners and (ii) shall survive Completion.

8.6
Each Altify UK Beneficial Owner irrevocably appoints the Sellers' Representative to be his or her or its lawful attorney with full power, authority and legal right in his/her/its name and on his/her/its behalf to sign, execute or deliver any required stock transfer form in respect of the transfer of his/her/its respective shares under this Agreement.

8.7
The Nominee hereby irrevocably appoints the Sellers' Representative to be its lawful attorney with full power, authority and legal right in its name and on its behalf to sign, execute or deliver any required stock transfer form in respect of the transfer pursuant to the Majority SPA of the legal interest in 303,234 A ordinary shares which are legally owned by the Nominee on trust for Donal Daly and 170,000 A ordinary shares which are legally owned by the Nominee on trust for James Crisera.

8.8
The Altify UK Beneficial Owners hereby severally and not jointly agree to indemnify and hold the Sellers' Representative harmless from and against any and all liability, loss, cost damage or expense (including without limitation professional fees) reasonably incurred or suffered as a result of the performance of the Sellers' Representative's duties under this Agreement except for any such liability arising out of the willful misconduct of the Sellers' Representative.

9.	VOTING POWER OF ATTORNEY

9.1
Each of the Altify UK Beneficial Owners appoints the Buyer (acting by its directors from time to time) as his attorney (“Attorney”), with full power to exercise all rights in relation to the Altify UK Shares to be sold by such Altify UK Beneficial Owner as the Attorney in its absolute discretion sees fit, including but not limited to:

9.1.1
receiving notice of, attending and voting at any general meeting of the members of the Company, including meetings of the members of any particular class of member, and all or any adjournments of such meetings, or signing any resolution as registered holders of the relevant Altify UK Shares;

9.1.2	completing and returning proxy cards (or equivalent), consent to short notice and any other documents required to be signed by the registered holder of the relevant Altify UK Shares;

9.1.3
dealing with and giving directions as to any moneys, securities, benefits, documents, notices or other communications (in whatever form) arising by right of the relevant Shares or received in connection with the relevant Altify UK Shares from the Company or any other person; and

9.1.4
otherwise executing, delivering and doing all deeds, instruments and acts in the relevant Altify UK Beneficial Owner’s name insofar as may be done in the relevant capacity as registered holder of the relevant Altify UK Shares.

9.2
These powers of attorney shall be irrevocable, save with the consent of the Buyer, and are given by way of security to secure the proprietary interest of the Buyer as the buyer of the Altify UK Shares, but shall expire in respect of the Altify UK Shares on the date on which the Buyer and/or its nominee is or are entered in the register of members of the relevant Company as holder(s) of the relevant Altify UK Shares.

10.	INDEMNITY FOR LOST SHARE CERTIFICATES

10.1	The Nominee confirms in respect of the Altify UK Shares that:

10.1.1	to the best of its knowledge the original certificate(s) of title to the Altify UK Shares have been lost or destroyed;

10.1.2
neither the Altify UK Shares nor the certificate(s) of title to the Altify UK Shares have been transferred, charged, lent, deposited or dealt with in any way that may affect its legal title to the Altify UK Shares; and

10.1.3	it is the person entitled to be on the register of members of the Company in respect of the Altify UK Shares.

10.2
Each Altify UK Beneficial Owner agrees in respect of his/her/its Altify UK Shares only to indemnify the Buyer and the Company from and against all claims, actions, proceedings and demands which may be brought against the Buyer or the Company and all losses, liabilities, charges, costs, damages and expenses which the Buyer or the Company may incur as a result of allowing the registration of the transfer of all or any part of such Altify UK Shares without the production of the original certificates.

10.3	The Nominee covenants to return its original certificate(s) if they are found and the indemnity given in this Clause 10 will continue in force even if the original certificate(s) are returned.

11.	ASSIGNMENT

11.1
This Agreement shall be binding upon and enure for the benefit of the successors and assignees of the Parties including, in the case of individuals, their respective estates after their deaths and, subject to any succession or assignment permitted by this Agreement, any such successor or assignee of the Parties shall in its own right be able to enforce any term of this Agreement.

11.2
No Party to this Agreement nor their successors and assignees shall be entitled to assign their respective rights or obligations under this Agreement without the prior written consent of the Buyer (in the case of any of the Altify UK Beneficial Owners) or the Sellers' Representative (in the case of the Buyer).

11.3
The Buyer and its assignees may at any time (i) assign, (including to any lender of the Buyer or any lender to any Group Company of the Buyer and/or any administrative or collateral agent on behalf of any such lenders as collateral security) (ii) transfer, (iii) charge or otherwise grant security over or assign by way of security, (iv) declare or create a trust or other interest over or (v) deal in any other manner with the Buyer's rights under this Agreement, provided that the liability of the Altify UK Beneficial Owners as a result of any of the foregoing actions shall be no more than it would have been to the Buyer had such foregoing actions not taken place.

12.	NOTICES

12.1
Any notice or other communication to be given under this Agreement shall be in writing and shall be delivered personally or sent by post or email to the Party to be served at its address set out below:

12.1.1	to the Buyer at:
401 Congress Avenue
Suite 1850
Austin, TX 78701
Email Address: kgill@uplandsoftware.com
Marked for the attention of: General Counsel
With a copy (which shall not constitute notice) to:
Pillsbury Winthrop Shaw Pittman LLP
401 Congress Avenue
Suite 1700
Austin, TX 78701

12.1.2	to the Altify UK Beneficial Owners, to the Sellers’ Representative at:
Roy Enright
Email Address: roy.enright@w-c-p.com
Address: 31 Waltham Terrace, Blackrock, Dublin, Ireland
With a copy to:
Colm Rafferty
Email Address: Colm.Rafferty@maples.com
Address: 75 St. Stephen's Green, Dublin 2, Ireland
or at any other address or email address or to any other addressee as it may have notified to the other Parties in accordance with this Clause 12.1. Any notice or other document sent by post shall be sent by prepaid first class recorded delivery post (if within Ireland) or be prepaid/signed for airmail (if elsewhere).

12.2	Any such notice shall be deemed to have been received:

12.2.1	if delivered personally, at the time of delivery;

12.2.2	in the case of first class recorded delivery, 24 hours from the date of posting;

12.2.3	in the case of airmail, five days from the date of posting; and

12.2.4	in the case of email, at the time of delivery,
provided that if deemed receipt occurs before 9 am on a Business Day the notice shall be deemed to have been received at 9 am on that day, and if deemed receipt occurs after 5 pm on a Business Day, or on a day which is not a Business Day, the notice shall be deemed to have been received at 9 am on the next Business Day. For the purpose of this Clause, “Business Day” means any day which is not a Saturday, a Sunday or a public holiday in the place at or to which the notice is left or sent.

12.3
In proving service of a notice or document it shall be sufficient to prove that delivery was made and recorded or that an email was properly addressed and despatched and the sender did not receive notification of a failure to deliver, as the case may be.

13.	GENERAL

13.1
Each Party undertakes, for no further consideration or payment but at the cost and expense of the requesting Party, to sign all documents and to do all other acts as the requesting Party reasonably requires which may be necessary to give full effect to this Agreement.

13.2	Each Party shall pay the costs and expenses incurred by it in connection with the negotiation, preparation, execution and carrying into effect of this Agreement and each document referred to in it.

13.3	This Agreement shall, as to any of its provisions remaining to be performed or capable of having or taking effect following Completion, remain in full force and effect notwithstanding Completion.

13.4
Unless expressly provided otherwise, all representations, warranties, undertakings, covenants, agreements and obligations made, given or entered into in this Agreement by more than one person are made, given or entered into severally.

13.5	The rights of each Party under this Agreement:

13.5.1	may be exercised as often as necessary;

13.5.2	are cumulative and not exclusive of rights or remedies provided by law; and

13.5.3	may be delayed, released or waived only in writing and specifically.

13.6	Delay in the exercise or non-exercise of any right or remedy provided by this Agreement or by law is not a waiver of that right or remedy.

13.7
A waiver of a breach of any of the terms of this Agreement or a default under this Agreement does not constitute a waiver of any other breach or default and shall not affect the other terms of this Agreement.

13.8
Any amendment of this Agreement shall not be binding on the Parties unless set out in writing, expressed to amend this Agreement and signed by authorised representatives of the Buyer and the Sellers’ Representative.

13.9
The provisions contained in each Clause and paragraph of this Agreement shall be enforceable independently of each of the others and their validity or enforceability shall not be affected if any of the others is invalid or unenforceable by reason of any provision of applicable law.

13.10
If any provision is invalid or unenforceable but would be valid or enforceable if some part of the provision were deleted or modified, the provision in question shall apply with such modification as may be necessary to make it valid and enforceable.

13.11
This Agreement may be executed in any number of counterparts, and by the Parties on separate counterparts, each of which, when executed and delivered, shall constitute one and the same instrument. Delivery of an executed signature page of a counterpart facsimile transmission or in AdobeTM Portable Document Format (PDF) sent by electronic mail shall take effect on delivery of an executed counterpart of this Agreement.

14.	ENTIRE AGREEMENT

14.1
For the purposes of this Clause, “Pre-Contractual Statement” means any undertaking, promise, assurance, statement, representation, warranty or understanding (whether in writing or not) of any person (whether party to this Agreement or not) relating to the subject matter of this Agreement other than as expressly set out in this Agreement.

14.2
The Parties confirm that this Agreement and any document in the Agreed Form represents the entire understanding, and constitutes the entire agreement of the Parties in relation to its subject matter and its terms and supersedes any previous agreement between the Parties relating to the subject matter or the terms of this Agreement.

14.3	Each of the Parties acknowledges and agrees that in entering into this Agreement it has not relied on any Pre-Contractual Statement.

14.4
Each of the Parties acknowledges and agrees that the only remedy available to it for breach of this Agreement shall be for breach of contract and it shall have no right of action against any other Party in respect of any Pre-Contractual Statement and, for the avoidance of doubt, no Party will have a right to seek the rescission of this Agreement.

14.5	This Clause 14 shall exclude liability for misrepresentation save that it shall not exclude any liability for (or remedy in respect of) fraudulent misrepresentation.

14.6	The Company is a Party only for the purposes of receiving directions in relation to the making and receiving of payments pursuant to Clauses 3 and 4.

15.	GOVERNING LAW AND JURISDICTION

15.1
This Agreement and any non-contractual obligations arising out of or in connection with this Agreement including its formation is governed by and shall be construed in accordance with the law of Ireland.

15.2
Each Party irrevocably agrees to submit to the exclusive jurisdiction of the courts of Ireland over any claim, dispute or controversy (whether contractual or non-contractual) arising under or in connection with this Agreement or the legal relationships established by this Agreement (including its formation).

15.3
Each Party irrevocably consents to any process in any legal action or proceedings arising out of or in connection with this Agreement being served on it in accordance with the provisions of this Agreement relating to service of notices by mail. Nothing contained in this Agreement shall affect the right to serve process in any other manner permitted by law.

EXECUTED AND DELIVERED AS A DEED on the date set out at the head of this Agreement.

EXECUTED and DELIVERED as a DEED by POWERSTEERING SOFTWARE LIMITED acting by its attorney KIN GILL under a power of attorney dated 17 April 2019	) ) )	/s/ Kin Gill Signature
in the presence of:		/s/ Stephanie J. Deadmon Witness
Witness name: Witness address: Witness occupation:	Stephanie J. Deadmon Paralegal

SIGNED and DELIVERED as a DEED by ROY ENRIGHT:	) ) )	/s/ Roy Enright Signature
in the presence of:		/s/ James Reidy Witness
Witness name: Witness address: Witness occupation:	James Reidy Solicitor

Given under the COMMON SEAL of ALTIFY IRELAND LIMITED and DELIVERED as a DEED:	) ) )	/s/ Roy Enbright Director /s/ Jim Crisera Director/Secretary

v

EXECUTED as a DEED by ALTIFY LIMITED acting by:	) ) )	/s/ Jim Crisela Director
in the presence of:		/s/ Roy Enbright Witness
Witness name: Witness address: Witness occupation:	/s/ Roy Enbright Director

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